Synaptics Accelerates Edge AI Strategy with New Broadcom Agreement
Solidifies wireless roadmap with Wi-Fi 8 and UWB, grows addressable market, and expands its Android™ ecosystem.

San Jose, CA, January 28, 2025 — Synaptics® Incorporated (Nasdaq: SYNA) announced it has accelerated its Edge AI strategy by signing a definitive licensing agreement with Broadcom that includes Wi-Fi® 8, ultra-wideband (UWB), Wi-Fi 7, advanced Bluetooth®, and next-generation GPS/GNSS products and technology for IoT and Android™ ecosystem.

Strategic benefits:
•Accelerates Edge AI strategy: Solidifies Synaptics’ leadership position for end-to-end AI Internet of Things (IoT) connectivity and expands our ability to service the Android™ ecosystem.

•Solidifies Synaptics’ Veros™ wireless product roadmap for next 5+ years: Adds Wi-Fi 8 combo, UWB, GPS/GNSS, as well as Wi-Fi 7 combo products.

•Increases addressable market: Expands serviceable wireless market to include augmented and virtual reality (AR/VR) platforms, Android™ smartphones, and consumer audio.

•Strengthens wireless team: Establishes one of the largest and most highly qualified teams in cutting-edge wireless research and development.

•Accretive to financials: Expected to add $40+ million in annualized sales and to be immediately accretive to non-GAAP EPS.

“Our wireless technology and capabilities are cornerstones of our success in IoT markets,” said Michael Hurlston, President and CEO of Synaptics. “We are now developing this expertise to enable ecosystems with centralized control and seamless connectivity to a rapidly growing array of Edge AI devices. Our platform history, proven track record, and strategy uniquely position us to integrate Broadcom’s technology and fully deliver on the potential of IoT connectivity.”
Key technology focus and growth:
●Wi-Fi 8: Reinforces and builds on Synaptics’ field-proven Wi-Fi/Bluetooth combo solutions for the IoT, including Wi-Fi 7. The rapid incorporation of Wi-Fi 8 gives us first-mover advantage in new markets such as automotive and positions Synaptics among the leaders deploying this technology for AR/VR and Android™ smartphones.
●UWB: Allows Synaptics to participate in a growing market for precise location tracking and complements our market-leading Wi-Fi combo connectivity.
●GPS/GNSS: Synaptics is already among the leaders in GPS/GNSS for the IoT. The widely acclaimed SYN4778 is a prime example. Next-generation devices will build upon this success through lower power, greater accuracy, reduced system-level cost and complexity, and more functionality. These enhancements will allow Synaptics to further penetrate markets such as wearables, navigation devices, and asset trackers.
The all-cash transaction is expected to close on January 30, 2025.

Synaptics will provide further details on the transaction at its scheduled fiscal Q2 2025 investor conference call on February 6th, 2025.
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About Synaptics Incorporated
Synaptics (Nasdaq: SYNA) is driving innovation in AI at the Edge, bringing AI closer to end users and transforming how we engage with intelligent connected devices, whether at home, at work, or on the move. As a go-to partner for forward-thinking product innovators, Synaptics powers the future with its cutting-edge Synaptics Astra™ AI-Native embedded compute, Veros™ wireless connectivity, and multimodal sensing solutions. We’re making the digital experience smarter, faster, more intuitive, secure, and seamless. From touch, display, and biometrics to AI-driven wireless connectivity, video, vision, audio, speech, and security processing, Synaptics is the force behind the next generation of technology enhancing how we live, work, and play. Follow Synaptics on LinkedIn, X, and Facebook, or visit www.synaptics.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations or various assumptions. Our expectations and assumptions are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including risks related to our ability to consummate and realize anticipated benefits from the transaction and our ability to grow sales and expand into the serviceable wireless market as expected, and other risks as identified in the “Risk Factors,” “Management’ Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q; and other risks as identified from time to time in our Securities and Exchange Commission reports. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

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Investor Relations
Munjal Shah
Synaptics
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munjal.shah@synaptics.com

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Patrick Mannion
Synaptics
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